UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE AGREEMENT.

Effective July 18, 2005, World Health Alternatives, Inc. entered into an employment agreement with Bruce C. Hayden, the Company’s new Chief Financial Officer. The terms of Mr. Hayden’s employment agreement include an annual salary of $215,000 per year, customary performance bonus provisions and standard confidentiality, non-solicitation and non-competition restrictions. Mr. Hayden will also receive 500,000 shares of Company common stock, but it is not yet determined whether those shares will be provided in the form of stock options or grants. Additionally, Mr. Hayden will be reimbursed for expenses related to the sale and/or purchase of his personal residence in Virginia, in an amount not to exceed $100,000. Other terms include change-in-control provisions, termination clauses, and various employee benefits the Company provides to other executives, including healthcare insurance.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

World Health has appointed Bruce C. Hayden, CPA, CIA, as its new Chief Financial Officer. Mr. Hayden has more than 20 years of management experience with both publicly traded and privately held companies. After receiving a bachelor of science in business administration from East Carolina University in 1983, Mr. Hayden spent nine years in public accounting with BDO Seidman, LLP and other public accounting firms in Richmond, Virginia. In 1992, Mr. Hayden entered the home healthcare industry as Chief Internal Auditor of First American Homecare, the largest privately held company in the homecare industry at the time. Mr. Hayden was subsequently employed by Medshares, Inc. from 1994 through 1999, excluding the majority of 1996, as EVP of Financial Operations, overseeing all financial, internal audit, information systems, and procurement functions, in addition to closing several financings to support acquisition growth. Mr. Hayden served for an interim period in 1996 as CFO of Columbia Homecare Group, an operating division of HCA, Inc. that generated over $1 billion in annualized revenues at over 500 locations. In April 1999, Mr. Hayden became CFO of UroCor, Inc., which was a NASDAQ-listed company at the time and a leading diagnostic laboratory and disease management company in the field of urology. His principal focus with UroCor included accounting and finance, investor relations, SEC reporting, operational infrastructure and performance metrics analysis, regulatory compliance, information systems, earnings performance and accelerated cash collections. Mr. Hayden was instrumental in UroCor’s operational turnaround and resulting merger transaction with Dianon Systems, Inc., which culminated in November 2001 with UroCor’s shares receiving a benchmark valuation in its industry sector at that time.

Mr. Hayden joined Galt Associates, Inc., a software product and consulting services Company that serviced many of the top 25 domestic and international pharmaceutical companies, as its Senior Vice President, CFO in December 2001. Mr. Hayden was responsible for all accounting and finance, information systems, quality assurance, facilities, and human resource functions until his resignation in September 2004.

Most recently, Mr. Hayden served as CFO of Xybernaut Corporation (XYBR.PK), a provider of mobile computing products and services, from November 2004 through his resignation in July 2005. Mr. Hayden’s role as CFO focused on SEC and Sarbanes-Oxley reporting and compliance, in addition to turnaround and restructuring efforts.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President
Chairman of the Board of Directors

Date: July 21, 2005